Exhibit 99.1

Hain Celestial Reports Fiscal First Quarter 2025

Financial Results

Company Positioned for Growth, Reaffirms Fiscal 2025 Guidance

HOBOKEN, N.J., November 7, 2024 — Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal first quarter ended September 30, 2024.

“Our performance in the first quarter built upon the momentum from our foundational year by further streamlining our portfolio and operational footprint, enabling us to deliver gross margin expansion,” said Wendy Davidson, Hain Celestial President and CEO. “The capabilities we have put in place along with efficiencies stemming from our global operating model have positioned us well for growth in the back half of FY25, as expected. Accelerating growth in the back half will be driven by the promotion timing shift in snacks, the full recovery of our infant formula supply, distribution gains and brand building. Growth will be underpinned by targeted marketing investments in several key brands and by our focus on commercial execution and channel expansion to improve availability and awareness. We will continue to leverage revenue growth management, working capital optimization, and productivity to generate fuel to invest in the business and create long-term shareholder value.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal First Quarter Results Compared to the Prior Year Period

•
Net sales were $395 million, down 7% year-over-year.
o
Organic net sales, defined as net sales adjusted to exclude the impact of foreign exchange, acquisitions, divestitures, discontinued brands and exited product categories, decreased 5% compared to the prior year period.
▪
The decrease in organic net sales was comprised of a 4-point decrease in volume/mix and a 1-point decrease in price.
•
Gross profit margin was 20.7%, a 90-basis point increase from the prior year period.
o
Adjusted gross profit margin was 20.8%, a 20-basis point increase from the prior year period.
•
Net loss was $20 million compared to net loss of $10 million in the prior year period.
o
Adjusted net loss was $4 million, flat compared to the prior year period.
•
Net loss margin was (5.0%), as compared to net loss margin of (2.4%) in the prior year period.
o
Adjusted net loss margin was (1.0%), as compared to adjusted net loss margin of (0.8%) in the prior year period.
•
Adjusted EBITDA was $22 million compared to $24 million in the prior year period; Adjusted EBITDA margin was 5.7%, in line with the prior year period.
•
Loss per diluted share was $0.22 compared to $0.12 in the prior year period.
o
Adjusted loss per share was $0.04 compared to $0.04 in the prior year period.

* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

Cash Flow and Balance Sheet Highlights

•
Net cash used in operating activities in the fiscal first quarter was ($11) million compared to net cash provided by operating activities of $14 million in the prior year period.
•
Free cash flow was negative ($17) million in the fiscal first quarter compared to free cash flow of $7 million in the prior year period.
•
Total debt at the end of the fiscal first quarter was $740 million down from $744 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal first quarter was $684 million compared to $690 million at the beginning of the fiscal year.
•
The company ended the first quarter with a net secured leverage ratio of 3.9x as calculated under our amended credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Quarter Ended September 30, 2024
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	231	-11%	-4%	0%	-6%
International	163	-1%	0%	2%	-3%

Total	395	-7%	-3%	1%	-5%

* May not add due to rounding

1 Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands and Queen Helene® personal care brand), discontinued brands, and exited product categories.

North America

The fiscal first quarter organic net sales decrease was 6% year-over-year, driven primarily by lower sales in snacks, as expected, due to the timing shift of a promotional event from the fiscal 1st quarter in 2024 into the fiscal 3rd quarter this year, as well as lower sales in meal prep, partially offset by growth in beverages.

Segment gross profit in the fiscal first quarter was $47 million, a decrease of 7% from the prior year period. Adjusted gross profit was $48 million, a decrease of 12% from the prior year period. Gross margin was 20.5%, a 90-basis point increase from the prior year period. The increase in gross margin was primarily driven by reduced restructuring costs along with productivity and favorable product mix, partially offset by lower volume. Adjusted gross margin was 20.6%, a 20-basis point decrease from the prior year period. The decrease in adjusted gross margin was driven by costs related to inflation and customer mix as well as pricing, partially offset by productivity.

Adjusted EBITDA in the fiscal first quarter was $12 million compared to $19 million in the prior year period. The decrease was driven primarily by deleverage on lower volume and inflation, partially offset by productivity. Adjusted EBITDA margin was 5.4% compared to 7.2% in the prior year period.

International

The fiscal first quarter organic net sales decline was 3% year-over-year, due primarily to lower sales in meal prep and baby & kids.

Segment gross profit in the fiscal first quarter was $34 million, a 4% increase from the prior year period. Adjusted gross profit was also $34 million, an increase of 4% from the prior year period. Gross margin and adjusted gross margin were both 21.0%, each a 100-basis point increase from the prior year period. The increase in each case was primarily due to productivity and improved promotional efficiency, partially offset by lower volume.

Adjusted EBITDA in the fiscal first quarter was $20 million, an increase of 17% versus the prior year period, as productivity and improved promotional efficiency more than offset lower volume. Adjusted EBITDA margin was 12.5%, a 190-basis point improvement from the prior year period.

CATEGORY HIGHLIGHTS

	Net Sales
	Quarter Ended September 30, 2024
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Snacks	99	-15%	-6%	0%	-9%
Baby & Kids	61	-3%	-1%	1%	-3%
Beverages	57	1%	0%	1%	0%
Meal Prep	159	-4%	0%	1%	-5%
Personal Care	18	-24%	-13%	-1%	-11%

Total	395	-7%	-3%	1%	-5%

* May not add due to rounding

1 Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands and Queen Helene® personal care brand), discontinued brands, and exited product categories.

Snacks

The fiscal first quarter organic net sales decline of 9% year-over-year was driven by the timing shift of a promotional event that was held in the first quarter last fiscal year into the third quarter this fiscal year, as expected.

Baby & Kids

The fiscal first quarter organic net sales decline of 3% year-over-year represented an improvement from the fiscal fourth quarter year-over-year decline of 10%. The decline in net sales was partially offset by growth in Earth’s Best® snacks.

Beverages

Fiscal first quarter organic net sales were flat year-over-year, as growth in tea and private label non-dairy beverage were offset by branded non-dairy beverage.

Meal Prep

The fiscal first quarter organic net sales decline of 5% year-over-year was driven primarily by short-term softness in private label spreads & drizzles, declines in yogurt as we cycle a customer shift to private label, and meat-free. The decline was partially offset by continued strong growth in the soup brands in the UK.

Personal Care

The fiscal first quarter organic net sales decline was 11% year-over-year, an improvement from the fiscal fourth quarter year-over-year decline of 16%. The decline in the quarter was driven primarily by the impact of portfolio simplification as we continue to focus on the execution of our stabilization plan.

FISCAL 2025 GUIDANCE*

“We have a number of known tailwinds in the back half of the fiscal year which give us confidence in our plan to pivot to growth in fiscal 2025. We expect productivity to accelerate in the back half and we have the right initiatives in place to drive both margin expansion and net working capital improvements which will enable us to continue to reduce net debt and improve our leverage. We are pleased to reaffirm our fiscal 2025 guidance,” stated Lee Boyce, CFO.

The company is reaffirming guidance for fiscal 2025:

•
Organic net sales growth is expected to be flat or better.
•
Adjusted EBITDA is expected to grow by mid-single digits.
•
Gross margin is expected to increase by at least 125 basis points.
•
Free cash flow is expected to be at least $60 million.

* The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 800-717-1738 or 646-307-1865. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available approximately shortly after the conclusion of the live call through Thursday, November 14, 2024, and can be accessed by dialing 844-512-2921 or 1-412-317-6671 and referencing the conference access ID: 1144700.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® Jelly, Earth's Best® and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, Yves® and Linda McCartney's® (under license) meat-free, and Avalon Organics® personal care, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements related to our ability to expand margins, improve net working capital, reduce debt and improve leverage; our strategic initiatives and business strategy, including statements related to Hain Reimagined and our Hain Reimagined goals; our supply of products contracted for with our contract manufacturers, including infant formula; our supply chain, including the availability and pricing of raw materials; our productivity pipeline; our brand portfolio; and pricing actions and product performance.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers;

changes to consumer preferences; customer concentration; our ability to execute our cost reduction initiatives and related strategic initiatives; reliance on independent distributors; risks associated with operating internationally; the availability of organic ingredients; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; foreign currency exchange risk; general economic conditions; compliance with our credit agreement; cybersecurity incidents; disruptions to information technology systems; the impact of climate change and related disclosure regulations; liabilities, claims or regulatory change with respect to environmental matters; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net loss and its related margin, adjusted loss per diluted share, adjusted EBITDA and its related margin, free cash flow and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, discontinued brands and exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, discontinued brands and exited product categories, the net sales of a divested business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net.

•
Adjusted operating income and its related margin: operating income (loss) before certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, and long-lived asset impairment.

•
Adjusted net loss and its related margin and diluted net loss per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, losses on sales of assets, long-lived asset impairment, unrealized currency losses (gains) and the related tax effects of such adjustments, and other costs.

•
Adjusted EBITDA: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses, certain litigation and related costs, plant closure related costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, losses on sales of assets, transaction and integration costs, net, long-lived asset impairment and other adjustments.

•
Free cash flow: net cash (used in) provided by operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:

Alexis Tessier

Investor.Relations@hain.com

Media Contact:

Jen Davis

Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	First Quarter
	2025	2024

Net sales	$394,596	$425,029
Cost of sales	312,986	341,086
Gross profit	81,610	83,943
Selling, general and administrative expenses	71,328	77,169
Productivity and transformation costs	5,018	6,403
Amortization of acquired intangible assets	2,180	1,955
Long-lived asset impairment	31	694
Operating income (loss)	3,053	(2,278)
Interest and other financing expense, net	13,746	13,244
Other expense (income), net	5,292	(265)
Loss before income taxes and equity in net loss of equity-method investees	(15,985)	(15,257)
Provision (benefit) for income taxes	3,523	(5,379)
Equity in net loss of equity-method investees	155	498
Net loss	$(19,663)	$(10,376)

Net loss per common share:
Basic	$(0.22)	$(0.12)
Diluted	$(0.22)	$(0.12)

Shares used in the calculation of net loss per common share:
Basic	89,861	89,512
Diluted	89,861	89,512

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$56,853	$54,307
Accounts receivable, net	188,190	179,190
Inventories	270,418	274,128
Prepaid expenses and other current assets	48,570	49,434
Total current assets	564,031	557,059
Property, plant and equipment, net	266,947	261,730
Goodwill	936,341	929,304
Trademarks and other intangible assets, net	250,179	244,799
Investments and joint ventures	10,080	10,228
Operating lease right-of-use assets, net	85,029	86,634
Other assets	22,202	27,794
Total assets	$2,134,809	$2,117,548
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$184,969	$188,220
Accrued expenses and other current liabilities	88,160	85,714
Current portion of long-term debt	7,567	7,569
Total current liabilities	280,696	281,503
Long-term debt, less current portion	732,799	736,523
Deferred income taxes	45,397	47,826
Operating lease liabilities, noncurrent portion	78,905	80,863
Other noncurrent liabilities	33,351	27,920
Total liabilities	1,171,148	1,174,635
Stockholders' equity:
Common stock	1,120	1,119
Additional paid-in capital	1,233,129	1,230,253
Retained earnings	557,856	577,519
Accumulated other comprehensive loss	(99,409)	(137,245)
	1,692,696	1,671,646
Less: Treasury stock	(729,035)	(728,733)
Total stockholders' equity	963,661	942,913
Total liabilities and stockholders' equity	$2,134,809	$2,117,548

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	First Quarter
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,663)	$(10,376)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	11,427	12,305
Deferred income taxes	(671)	(11,269)
Equity in net loss of equity-method investees	155	498
Stock-based compensation, net	2,876	3,742
Long-lived asset impairment	31	694
Loss on sale of assets	3,934	62
Other non-cash items, net	1,085	(556)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(3,926)	(1,150)
Inventories	2,282	(7,423)
Other current assets	(2,471)	8,761
Other assets and liabilities	579	(3,198)
Accounts payable and accrued expenses	(6,425)	21,940
Net cash (used in) provided by operating activities	(10,787)	14,030
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5,757)	(6,906)
Proceeds from sale of assets	12,066	1,257
Net cash provided by (used in) investing activities	6,309	(5,649)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	59,000	46,000
Repayments under bank revolving credit facility	(61,000)	(57,000)
Repayments under term loan	(1,875)	(1,875)
Payments of other debt, net	(21)	(3,834)
Employee shares withheld for taxes	(302)	(875)
Net cash used in financing activities	(4,198)	(17,584)
Effect of exchange rate changes on cash	11,222	(5,881)
Net increase (decrease) in cash and cash equivalents	2,546	(15,084)
Cash and cash equivalents at beginning of period	54,307	53,364
Cash and cash equivalents at end of period	$56,853	$38,280

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q1 FY25	$231,140	$163,456	$-	$394,596
Net sales - Q1 FY24	$260,054	$164,975	$-	$425,029
% change - FY25 net sales vs. FY24 net sales	(11.1)%	(0.9)%		(7.2)%

Gross Profit
Q1 FY25
Gross profit	$47,284	$34,326	$-	$81,610
Non-GAAP adjustments(1)	329	-	-	329
Adjusted gross profit	$47,613	$34,326	$-	$81,939
% change - FY25 gross profit vs. FY24 gross profit	(7.1)%	3.9%		(2.8)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(12.2)%	3.9%		(6.1)%
Gross margin	20.5%	21.0%		20.7%
Adjusted gross margin	20.6%	21.0%		20.8%

Q1 FY24
Gross profit	$50,896	$33,047	$-	$83,943
Non-GAAP adjustments(1)	3,320	-	-	3,320
Adjusted gross profit	$54,216	$33,047	$-	$87,263
Gross margin	19.6%	20.0%		19.7%
Adjusted gross margin	20.8%	20.0%		20.5%

Adjusted EBITDA
Q1 FY25
Adjusted EBITDA	$12,459	$20,370	$(10,454)	$22,375
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(33.5)%	16.8%	13.4%	(7.1)%
Adjusted EBITDA margin	5.4%	12.5%		5.7%

Q1 FY24
Adjusted EBITDA	$18,727	$17,438	$(12,075)	$24,090
Adjusted EBITDA margin	7.2%	10.6%		5.7%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Loss and Adjusted Loss per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	First Quarter
	2025	2024
Gross profit, GAAP	$81,610	$83,943
Adjustments to Cost of sales:
Plant closure related costs, net	329	3,320
Gross profit, as adjusted	$81,939	$87,263

Reconciliation of Operating Income (Loss), GAAP to Operating Income, as Adjusted:
	First Quarter
	2025	2024
Operating income (loss), GAAP	$3,053	$(2,278)
Adjustments to Cost of sales:
Plant closure related costs, net	329	3,320

Adjustments to Operating expenses(a):
Productivity and transformation costs	5,018	6,403
Certain litigation expenses, net(b)	827	1,524
Plant closure related costs, net	47	(53)
Long-lived asset impairment	31	694
Transaction and integration costs, net	(318)	118
Operating income, as adjusted	$8,987	$9,728

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Loss and Adjusted Loss per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Loss, as Adjusted:
	First Quarter
	2025	2024
Net loss, GAAP	$(19,663)	$(10,376)
Adjustments to Cost of sales:
Plant closure related costs, net	329	3,320

Adjustments to Operating expenses(a):
Productivity and transformation costs	5,018	6,403
Certain litigation expenses, net(b)	827	1,524
Plant closure related costs, net	47	(53)
Long-lived asset impairment	31	694
Transaction and integration costs, net	(318)	118

Adjustments to Interest and other expense, net(c):
Loss on sale of assets	3,934	62
Unrealized currency losses (gains)	1,194	(796)

Adjustments to Provision (benefit) for income taxes:
Net tax impact of non-GAAP adjustments	4,793	(4,427)
Net loss, as adjusted	$(3,808)	$(3,531)
Net loss margin	(5.0)%	(2.4)%
Adjusted net loss margin	(1.0)%	(0.8)%

Diluted shares used in the calculation of net loss per common share:	89,861	89,512
Diluted shares used in the calculation of adjusted net loss per common share:	89,861	89,512

Diluted net loss per common share, GAAP	$(0.22)	$(0.12)
Diluted net loss per common share, as adjusted	$(0.04)	$(0.04)

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency losses (gains), loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q1 FY25	North America	International	Hain Consolidated
Net sales	$231,140	$163,456	$394,596
Less: Impact of divestitures, discontinued brands and exited product categories	8,110	218	8,328
Less: Impact of foreign currency exchange	(529)	3,835	3,306
Organic net sales	$223,559	$159,403	$382,962

Q1 FY24
Net sales	$260,054	$164,975	$425,029
Less: Impact of divestitures, discontinued brands and exited product categories	20,973	476	21,449
Organic net sales	$239,081	$164,499	$403,580

Net sales decline	(11.1)%	(0.9)%	(7.2)%
Less: Impact of divestitures, discontinued brands and exited product categories	(4.4)%	(0.1)%	(2.9)%
Less: Impact of foreign currency exchange	(0.2)%	2.3%	0.8%
Organic net sales decline	(6.5)%	(3.1)%	(5.1)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q1 FY25	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$99,475	$60,768	$56,676	$159,392	$18,285	$394,596
Less: Impact of divestitures, discontinued brands and exited product categories	3,293	109	-	2,445	2,481	8,328
Less: Impact of foreign currency exchange	(19)	710	309	2,403	(97)	3,306
Organic net sales	$96,201	$59,949	$56,367	$154,544	$15,901	$382,962

Q1 FY24
Net sales	$117,088	$62,528	$56,148	$165,196	$24,069	$425,029
Less: Impact of divestitures, discontinued brands and exited product categories	11,733	656	-	2,797	6,263	21,449
Organic net sales	$105,355	$61,872	$56,148	$162,399	$17,806	$403,580

Net sales (decline) growth	(15.0)%	(2.8)%	0.9%	(3.5)%	(24.0)%	(7.2)%
Less: Impact of divestitures, discontinued brands and exited product categories	(6.3)%	(0.8)%	0.0%	(0.2)%	(12.8)%	(2.9)%
Less: Impact of foreign currency exchange	(0.0)%	1.1%	0.5%	1.5%	(0.5)%	0.8%
Organic net sales (decline) growth	(8.7)%	(3.1)%	0.4%	(4.8)%	(10.7)%	(5.1)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	First Quarter
	2025	2024

Net loss	$(19,663)	$(10,376)

Depreciation and amortization	11,427	12,305
Equity in net loss of equity-method investees	155	498
Interest expense, net	12,995	12,623
Provision (benefit) for income taxes	3,523	(5,379)
Stock-based compensation, net	2,876	3,742
Unrealized currency losses	1,194	35
Certain litigation expenses, net(a)	827	1,524
Restructuring activities
Productivity and transformation costs	5,018	6,403
Plant closure related costs, net	376	1,841
Acquisitions, divestitures and other
Loss on sale of assets	3,934	62
Transaction and integration costs, net	(318)	118
Impairment charges
Long-lived asset impairment	31	694
Adjusted EBITDA	$22,375	$24,090

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	First Quarter
	2025	2024

Net cash (used in) provided by operating activities	$(10,787)	$14,030
Purchases of property, plant and equipment	(5,757)	(6,906)
Free cash flow	$(16,544)	$7,124

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	September 30, 2024	June 30, 2024
Debt
Long-term debt, less current portion	$732,799	$736,523
Current portion of long-term debt	7,567	7,569
Total debt	740,366	744,092
Less: Cash and cash equivalents	56,853	54,307
Net debt	$683,513	$689,785